Indoor Harvest, Corp. 8-K

Exhibit 99.1

Sandra Fowler Joins Indoor Harvest Corp as Chief Marketing Officer

HOUSTON, TX – (Globe Newswire) – January 19th, 2018 – Indoor Harvest Corp. (OTCQB: INQD), a developer of personalized cannabis medicines and a provider of advanced cultivation methods and processes, announced today that Sandra Fowler has joined the Company as its Chief Marketing Officer.

Ms. Fowler is an accomplished brand strategist whose background is oriented around sustainability. She has considerable experience creating and launching products, brands, platforms, leading cross functional teams and motivating business partners to excel. She holds a M.B.A. and a B.S in Consumer Food Science and Economics from UC Davis California.

Ms. Fowler has over 15 years of classical marketing and brand innovation experience in the food, beverage and technology spaces. Starting her career at YUM! Brands, she led multiple cross functional teams in the creation and launch of new products and programs, including the two-year effort to re-brand and re-launch Taco Bell’s classic late night initiative.

She also lead a team which was instrumental in identifying the consumer overlap and laying the groundwork to build the original relationship between ESPN and Taco Bell for the XGames partnership, which continues to thrive today.

Ms. Fowler was Director of Marketing for Starbucks Coffee Company and led a cross-functional team in the launch of Starbucks’ breakfast sandwich platform and drove beverage innovation. She also held strategy & innovation leadership roles within the Cargill Corporation. Most recently she has been a strategy consultant to emerging plant based businesses in the natural products space.

“We are excited to have Ms. Fowler join our team as Chief Marketing Officer. Ms. Fowler has a proven track record and has previously worked for and delivered amazing results for major brands in the food and beverage space. She will be driving our rebranding and marketing efforts as we move to become a global leader in cannabis production technology, research and science. Ms. Fowler has already begun assembling new technology and science partners to achieve our business goals and we are excited to have the opportunity to work with her,” stated Rick Gutshall, Interim-CEO of Indoor Harvest

Ms. Fowler added, “Indoor Harvest is at the cutting edge of cannabis science and has developed some amazing technologies and partnerships. I’m looking forward to working with the Indoor Harvest team to establish new partnerships and identity new opportunities for the company. It’s a pleasure to join this exciting new industry, tell the company’s story and to bring value for its shareholders.”

About Indoor Harvest Corp

Indoor Harvest Corp (OTCQB: INQD), through its brand name Indoor Harvest®, is a developer of personalized cannabis medicines and a provider of advanced cultivation methods and processes for the cannabis industry. We are seeking to use the relationships and technology we have developed to become a registered producer and seller under the federal Controlled Substance Act (“CSA”) of pharmaceutical grade Cannabis for research by third parties developing targeted treatment for specific medical symptoms. Visit our website at http://www.indoorharvest.com for more information about our Company.

Forward-Looking Statements

This release contains certain “forward-looking statements” relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest’s current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact Information

Indoor Harvest Corp

Sandra Fowler, Chief Marketing Officer

sfowler@indoorharvest.com